Exhibit 10.23

AMENDMENT NO. 1

TO

CHANGE IN CONTROL AGREEMENT

This Amendment No. 1 (this “Amendment”), effective as of December 31, 2008, is made by and between Serena Software, Inc., a Delaware corporation (the “Company”) and                  (“Executive”).

WHEREAS, the Company and Executive are parties to a change in control agreement dated as of                      (the “Change in Control Agreement”);

WHEREAS, the Company and Executive desire to amend the Change in Control Agreement in order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and Executive hereby agree as follows:

1. Amendment to Section 2(a). The Change in Control Agreement shall hereby be amended by adding the following proviso to the end of Section 2(a):

“; provided that the first payment shall be made on the fiftieth (50th) day following the Termination Date and shall include any amounts that would have otherwise been due prior to such fiftieth (50th) day.”

2. Amendment to Section 2(b). The Change in Control Agreement shall hereby be amended by deleting clause (1) of Section 2(b) and replacing it with the following:

“(1) a prorated portion of Executive’s Target Bonus based on the number of days that Executive has been employed by Serena (or any of its affiliate and/or the successor company of Serena or such successor company’s affiliate, if applicable) during the fiscal year in which the Termination Date occurs, which amount shall be paid in lump sum on the fiftieth (50th) day following the Termination Date, whether or not the performance goals or objectives upon which such bonus might otherwise be contingent are attained; and”

3. Amendment to Section 2(e). The Change in Control Agreement shall hereby be amended by deleting clause (1) of Section 2(e) and replacing it with the following:

“(1) Executive shall execute and deliver (and not subsequently revoke) to Serena (or a successor company, as applicable) a general waiver and release, in substantially the form attached hereto as Exhibit B, within forty-five (45) days following the Termination Date (and which general release shall be delivered to Executive within five (5) days following the Termination Date);”

4. Amendment to Section 3. The Change in Control Agreement shall hereby be amended by adding the following to the end of Section 3:

“The Company shall consult with Executive in good faith regarding the implementation of this Section 3. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A of the Code: (A) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (B) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (C) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit. Notwithstanding anything to the contrary herein and solely with respect to the payment of amounts or benefits that are nonqualified deferred compensation subject to Section 409A of the Code, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of such amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean Separation from Service.”

5. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. Ratification. All other provisions of the Change in Control Agreement remain unchanged and are hereby ratified by the Company and Executive.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

Serena Software, Inc.

By:
Name:
Title:

Date:

Executive

By:
Name:

Date:

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